Exhibit 32.1 Section 1350 Certification

                    Certificate of Chief Executive Officer of

                          EasyLink Services Corporation

I, Thomas Murawski, the chief executive officer of EasyLink Services Corporation (the "Company"), certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that to my knowledge:

           (i) the Quarterly Report of the Company on Form 10-Q for the quarter ending June 30, 2003 (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

           (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                                       /s/ THOMAS MURAWSKI
                                                       ------------------------
                                                       Thomas Murawski
                                                       Chief Executive Officer

August 14, 2003